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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned's name as a director of Mercantile Bankshares Corporation the Registration Statement of Mercantile Bankshares Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of shares to stockholders of F&M
Bancorp, and any and all amendments to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.


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
   /s/  CLAYTON S. ROSE                              Director                   April 18, 2003
   ---------------------------------
   Clayton S. Rose

   /s/  RICHARD O. BERNDT                            Director                   April 17, 2003
   ---------------------------------
   Richard O. Berndt

   /s/  DARRELL D. FRIEDMAN                          Director                   April 21, 2003
   ---------------------------------
   Darrell D. Friedman

   /s/  FREEMAN A. HRABOWSKI                         Director                   April 21, 2003
   ---------------------------------
   Freeman A. Hrabowski

   /s/  CYNTHIA A. ARCHER                            Director                   April 21, 2003
   ---------------------------------
   Cynthia A. Archer

   /s/  MORTON B. PLANT                              Director                   April 18, 2003
   ---------------------------------
   Morton B. Plant

   /s/  CHRISTIAN H. POINDEXTER                      Director                   April 18, 2003
   ---------------------------------
   Christian H. Poindexter

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   /s/  GEORGE L. BUNTING, JR.                       Director                   April 21, 2003
   ---------------------------------
   George L. Bunting, Jr.

   /s/  WALLACE MATHAI-DAVIS                         Director                   April 23, 2003
   -------------------------
   Wallace Mathai-Davis

   /s/  DONALD J. SHEPARD                            Director                   April 20, 2003
   ---------------------------------
   Donald J. Shepard

   /s/  WILLIAM R. BRODY                             Director                   April 18, 2003
   ---------------------------------
   William R. Brody

   /s/  ROBERT A. KINSLEY                            Director                   April 18, 2003
   ---------------------------------
   Robert A. Kinsley

   /s/  JAMES L. SHEA                                Director                   April 18, 2003
   ---------------------------------
   James L. Shea
